Exhibit 99.1

Zura Bio Announces Expiration and Results of Exchange Offer and Consent Solicitation Relating to its Warrants

Henderson, NV, August 9, 2024 – Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio” or the “Company”), a clinical-stage immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases, today announced the expiration and results of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants that were issued in connection with its initial public offering to purchase Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A ordinary shares”), which warrants trade on The Nasdaq Capital Market under the symbol “ZURAW” (the “public warrants”), and (ii) private placement warrants that were issued in connection with its initial public offering to purchase Class A ordinary shares (the “private placement warrants” and, together with the public warrants, the “IPO warrants”). The Exchange Offer and Consent Solicitation expired at 11:59 p.m., Eastern Time, on August 8, 2024.

Zura Bio has been advised that 6,703,428 public warrants, or approximately 97.2% of the outstanding public warrants, and 4,080,580 private placement warrants, or approximately 69.0% of the outstanding private placement warrants, were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer and Consent Solicitation. Zura Bio expects to accept all validly tendered IPO warrants for exchange and settlement on or before August 12, 2024.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 97.2% of the outstanding public warrants and approximately 69.0% of the outstanding private placement warrants to the amendment to the warrant agreement governing the warrants (the “Warrant Amendment”), which exceeds a majority of the outstanding public warrants and a majority of the outstanding private placement warrants required to effect the Warrant Amendment. The Warrant Amendment would permit the Company to require that each IPO warrant that is outstanding upon settlement of the Exchange Offer be converted into 0.27 shares of Class A common stock, which is a ratio 10% less than the exchange ratio applicable to the Exchange Offer.

Zura Bio expects to execute the Warrant Amendment concurrently with the settlement of the Exchange Offer, and thereafter, expects to exercise its right in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered IPO warrants for Class A ordinary shares (the “Post-Offer Exchange”), following which, no IPO warrants will remain outstanding.

The Company engaged Cantor Fitzgerald & Co. as the dealer manager for the Exchange Offer and Consent Solicitation, Alliance Advisors, LLC as the information agent for the Exchange Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company as the exchange agent for the Exchange Offer and Consent Solicitation.

About Zura Bio

Zura Bio is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for tibulizumab (ZB-106), crebankitug (ZB-168), and torudokimab (ZB-880), with a goal of demonstrating their efficacy, safety, and dosing convenience in autoimmune and inflammatory diseases, including systemic sclerosis and other novel indications with unmet needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the settlement of the Exchange Offer, the Warrant Amendment and the Post-Offer Exchange. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-4, initially filed with the SEC on July 12, 2024, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. We do not give any assurance that we will achieve our expectations.

Contact

Megan K. Weinshank

Head of Investor Relations

ir@zurabio.com